Exhibit 99.2

Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	First Vice President	Executive Vice President
	Director of Corp Communication	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

Renasant Closes Common Stock Offering

TUPELO, MISSISSIPPI (December 19, 2016) – Renasant Corporation (NASDAQ: RNST) (the “Company”), the parent of Renasant Bank, announced the closing of its underwritten public offering of 1,900,000 shares of the Company’s common stock at a price to the public of $41.50 per share for gross proceeds of approximately $78.85 million. The net proceeds to the Company after deducting underwriting discounts and commissions are expected to be approximately $75.30 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 285,000 shares of Renasant common stock. Keefe, Bruyette & Woods, A Stifel Company, and Sandler O’Neill + Partners, L.P. acted as joint bookrunning managers, and Raymond James & Associates, Inc. and Stephens Inc. acted as co-managers.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a prospectus supplement and related base prospectus, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company has filed a registration statement (File No. 333-206966) (including a base prospectus and a prospectus supplement dated December 14, 2016) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Prospective investors should read the base prospectus in the registration statement, the prospectus supplement and the other documents the Company has filed with the SEC for more complete information about the Company and the offering. These documents are available at no charge by visiting the SEC’s website at http://www.sec.gov. Copies of the prospectus and related prospectus supplement may be obtained from Keefe, Bruyette & Woods, A Stifel Company, Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, by e-mail USCapitalMarkets@kbw.com, by fax at 212-581-1592, or by calling toll-free (800) 966-1559 or Sandler O’Neill + Partners, L.P. at Attention: Syndicate, 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, or by calling toll-free at 866-805-4128, or by e-mail at syndicate@sandleroneill.com, or Raymond James & Associates, Inc. by calling toll free at 1-800-248-8863 or by email at prospectus@raymondjames.com, or Stephens Inc., 111 Center Street, Suite 2400, Little Rock, AR 72201, or by calling 501-377-2500.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 112-year-old financial services institution. Renasant has assets of approximately $8.5 billion and operates more than 175 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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